                                                                    EXHIBIT 99.1

[LAKES ENTERTAINMENT, INC. LOGO]                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
                                                      MINNETONKA, MN 55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:
Wednesday, October 8, 2003


              LAKES ENTERTAINMENT, INC. PROVIDES A COMPANY OVERVIEW



MINNEAPOLIS, OCTOBER 8, 2003 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today released a company report which reviews the business and financial aspects of the business. The overview report is attached as part of this release.

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".

--------------------------------------------------------------------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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                                       1

[LAKES ENTERTAIMMENT, INC. LOGO]

--------------------------------------------------------------------------------
               October 1, 2003

                                                      LAKES ENTERTAINMENT, INC.
         Contact: Timothy Cope                                 (NASDAQNM: LACO)
             President and CFO
                (800) 946-9464
  tcope@lakesentertainment.com                              CORPORATE OVERVIEW
--------------------------------------------------------------------------------

                              CORPORATE HIGHLIGHTS

                              LAKES ENTERTAINMENT, INC. ("LAKES") DEVELOPS, CONSTRUCTS AND MANAGES CASINOS AND RELATED FACILITIES IN EMERGING GAMING JURISDICTIONS.

                                   o    CONTRACTS IN PLACE: Lakes has
                                        development and management agreements in place for four new casinos. Lakes has been selected to be the exclusive developer and manager of an Indian-owned gaming resort in southwestern Michigan (only 75 miles east of Chicago), one near Sacramento, California, one near San Diego, California, and one on the East Coast.

                                   o    PROVEN MODEL: The members of the Lakes
                                        team, many of whom were part of the
                                        Grand Casinos team, have considerable
                                        experience and successful track records
                                        in completing similar projects,
                                        skillfully managing Indian-owned
                                        casinos, and sharing the risks and
                                        rewards from participating throughout
                                        the contract period of gaming projects
                                        (typically 5-7 years once a casino
                                        opens).

                                   o    ATTRACTIVE NICHE OPPORTUNITIES: Lakes'
                                        focus is on Indian-owned casinos and
                                        emerging gaming markets, the fastest
                                        growing segments of the gaming industry.

                                   o    MOTIVATED, CAPABLE LEADERSHIP TEAM:
                                        Directors & Officers own approximately
                                        32% of the Company's stock (including
                                        tions), and are highly motivated to
                                        increase shareholder value. The
                                        Company's leaders have extensive
                                        experience in the gaming industry, and
                                        have built a strong management team
                                        proficient in all aspects of developing
                                        and successfully operating casinos.

                                   o    DIVERSIFICATION / PROMISING WPT LAUNCH:
                                        Lakes has approximately 80% ownership in World Poker Tour, LLC, a joint venture with an experienced television producer. Since its first season began airing on the Travel Channel in March 2003, the World Poker Tour has been met with very strong initial ratings, and the contract was recently extended for one additional season, with Travel Channel being granted five one-year options to renew.

                                   o    STRONG BALANCE SHEET: Lakes has a very
                                        strong balance sheet, with assets
                                        totaling nearly $170 million and nearly
                                        no debt. The Company has been monetizing some of these assets as planned, such as real estate in Las Vegas, to provide additional cash liquidity to fund the execution of the next phase of its gaming development business model. Successful execution of its strategy is expected to bring significant tangible benefits for the Company and its shareholders.

STOCK DATA
as of 10/1/03

Share Price (10/1/03)                     $9.99

52 Week High (9/25/03)                   $10.41
52 Week Low (10/18/02)                    $3.96

Price Change, 52 Week                     81.0%
Price Change, YTD                         74.7%

Common Stock:
Shares Issued:                         10.6M sh
Trading Float:                          8.5M sh

Equity Market Cap:                 $106 million

Ave. Daily Volume (3 mo.):                7.730
Beta                                       0.65

Dividend                                    NIL

Director & Officer Ownership:               32%
incl. Options

Institutional Ownership:              48 holders
                                    50% of float
Institutional Buying (prior qtr):        101K sh



FINANCIAL CAPSULE
as of most recent qtr. 6/29/03


Cash & Equivalents:                       $23.4M
Total Assets:                            $167.9M
Total Liabilities:                         $8.0M

Book Value:                              $160.0M
Book Value per Share:                     $15.04
Price/Book Ratio (10/1/03):                 0.7x

Debt/Equity:                                 0.0

Current Ratio, 3/30/03                       0.9
Current Ratio, 6/29/03                       3.7



(C) 2003 Lakes Entertainment, Inc. - All Rights Reserved

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COMPANY                       Lakes Entertainment is a gaming development and
OVERVIEW casino management company formed at the end of 1998 through a distribution to shareholders of Grand Casinos, Inc.

                              On December 31, 1998 Grand Casinos merged with the gaming division of Hilton Hotels to form Park Place Entertainment (NYSE: PPE). Grand Casinos' Indian casino management business along with various other assets was spun off into a new public company called Lakes Gaming, Inc., subsequently renamed Lakes Entertainment, Inc. ("Lakes"). Lakes common shares are traded on the NASDAQ National Market System under the trading symbol "LACO."


                              CASINO DEVELOPMENT PROJECTS
                              By focusing on emerging gaming markets, the Company operates in one of the fastest-growing segments of casino gambling in the United States. The Company offers years of expertise in all casino disciplines for consulting, development, construction and operation of management projects. Lakes' current development and management agreements are with four separate tribes for four new casino operations in various stages of the development process:

                                   o    MICHIGAN: Lakes has a contract with the
                                        Pokagon Band of Potawatomi Indians to
                                        open a casino in New Buffalo Township,
                                        Michigan. The casino will be located
                                        just off Interstate 94, near the first
                                        exit in southwestern Michigan and only
                                        about 75 miles east of Chicago. This
                                        location represents great potential as
                                        it will be the only land-based casino in a market that currently consists of five gaming riverboats that do approximately $1 billion in business annually.

                                   o    CALIFORNIA: Lakes holds contracts to
                                        develop and manage two casinos to be
                                        owned by Indian tribes in California--
                                        one near San Diego with the Jamul Indian
                                        Village, and the other near Sacramento
                                        with the Shingle Springs Band of Miwok
                                        Indians. The Company has agreements for
                                        the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the tribe.

                                   o    EAST COAST: Lakes has a contract with
                                        the Nipmuc Nation, which is in the
                                        process of seeking the necessary tribal
                                        recognition status from the U.S. federal government.




--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               3                      Corporate Profile

                              ADDITIONAL GAMING BUSINESS ACTIVITIES In addition to its casino development projects, Lakes has expanded into several other gaming-related business opportunities to diversify the Company and as complementary extensions of the Company's core gaming expertise:

                                                                         [PHOTO]

                                   o    WORLD POKER TOUR: Lakes owns
                                        approximately 80% of World Poker Tour,
                                        LLC, a joint venture with Steven
                                        Lipscomb, an award-winning television
                                        creator and film-maker, to launch the
                                        World Poker Tour (WPT) and establish
                                        poker as a significant televised
                                        mainstream sport. The WPT had a
                                        successful launch in 2003, airing its
                                        first 13-episode season on the Travel
                                        Channel on Wednesday evenings and
                                        quickly gaining impressive exposure,
                                        with approximately 5 million viewers per week. The newly negotiated WPT contract provides for a second season and grants the Travel Channel five one-year options. WPT represents very little risk to Lakes, and is expected to be accretive to earnings in 2004.

                                   o    NEW TABLE GAMES: Lakes has recently
                                        created a new division to buy, license
                                        and/or market new table game concepts
                                        for licensing to casinos. The Company is currently testing a number of new games, and there may be revenue from this effort beginning during 2004.


--------------------------------------------------------------------------------


CASINO                        The Company's primary near term goal is to open
PROJECT                       several large, full-function, profitable casinos.
UPDATES                       New gaming developments require considerable
                              levels of government and other regulatory approvals. In addition, proposed casinos usually face legal challenges from activist groups or other opposition, which need to be resolved before these projects can begin construction and operation.

                              Lakes has made steady progress with its new casino projects during the past 18 to 24 months. As mentioned, the Company has a portfolio of casino projects under contract, each in various stages of this process. Although progress has been slower than anticipated, Lakes and their partners continue to proceed with design, development and architectural plans so they can start building as soon as possible after any final approvals are received.

                                   o    POKAGON / MICHIGAN: The Company's
                                        project with the Pokagon Band of
                                        Potawatomi Indians in southwestern
                                        Michigan has made significant progress
                                        in removing the last roadblock to begin
                                        construction. Although a Michigan group
                                        filed a lawsuit against the Bureau of
                                        Indian Affairs (BIA) to block the
                                        project, a number of favorable rulings
                                        have since been received. In March 2002, a United States District Court Judge dismissed the majority of claims in the lawsuit. The only remaining claim relates to secondary impacts on the surrounding communities. Additional information supporting the BIA's position has been prepared and will be submitted to the Court for requested final approval. While no assurances can be given, the Company believes this issue will be resolved in time to allow construction to start as soon as early 2004.

                                   o    SHINGLE SPRINGS / CALIFORNIA: The
                                        Company's project with the Shingle
                                        Springs Band of Miwok Indians is near
                                        Sacramento, California, and includes a
                                        newly planned interchange on Highway 50
                                        to help the Band achieve economic
                                        diversification and unrestricted access
                                        to their land. In December 2002, the
                                        California Transportation Commission
                                        approved the proposed interchange, and
                                        an agreement with the Department of the
                                        Interior has been reached to allow
                                        construction of the project to begin
                                        once all other issues are resolved.
                                        There is also a pending legal challenge
                                        to the California regulatory approval.
                                        Although there is no assurance that the
                                        Tribe can resolve their litigation
                                        issues, the Company is moving forward to complete the remaining approval steps during the second half of 2003. The Company believes the casino can open for business approximately twelve months after the casino construction begins.


--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               4                      Corporate Profile

                                        The recent successful opening of the
                                        Thunder Valley Casino has shown that
                                        there is a substantial gaming market in
                                        the Sacramento area with approximately 8 million people within 100 miles of the casino site.

                                   o    JAMUL INDIAN VILLAGE / CALIFORNIA: The
                                        Company's project with the Jamul Indian
                                        Village in San Diego County continues to move forward with the land in trust application process, and an
                                        Environmental Impact Statement has been
                                        prepared and submitted to the Bureau of
                                        Indian Affairs (BIA) for approval. If
                                        approved, the casino would be located on tribal land adjacent to State Highway 94, which provides direct access to downtown San Diego approximately 20 miles to the west, where it intersects with Interstate 5. The Company is cautiously optimistic that the land-in-trust application will be approved in the first half of 2004 so the project can move into the next stage in the development, financing and construction process. The proposed casino will be situated in a proven gaming market consisting of over 2 million people within 25 miles of the casino site.

                                   o    NIPMUC NATION / EAST COAST: The Company
                                        has a development and management
                                        agreement with the Nipmuc Nation of
                                        Massachusetts. The Nipmuc Nation is
                                        currently challenging a negative finding by the U.S. Department of the Interior regarding its status as a federally recognized tribe. The BIA is reviewing the Nation's petition, and the tribe is optimistic that they will receive a positive final finding of recognition in 2004. If final approval is received, the Nipmuc Nation will pursue putting land in trust, and entering into an agreement for a Class III gaming project with the state where the land is located. Gaming sites include potential locations within the states of Massachusetts,
                                        Connecticut, Rhode Island and New
                                        Hampshire. Once the Nation is federally
                                        recognized, it also has the option of
                                        conducting Class II gaming.


                              The regulatory approval process is time consuming and at times can be frustrating, however, the long regulatory approval process also serves as a significant barrier to entry for competitors. As the Company's casino development projects come to fruition and move into the construction and management phase, they will represent very significant sources of long-term shareholder value.



--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               5                      Corporate Profile

LAKES - CASINO DEVELOPMENT PROJECTS


----------------------------- --------------------------- ------------------- ---------- ----------------------------
                                                                               Current
Development Project/                                                           Loan
(Location)                     Demographics                Planned Size        Amount     Status
----------------------------- --------------------------- ------------------- ---------- ----------------------------
POKAGON BAND OF POTAWATOMI    6 million population        125,000 ft(2)       $40.6M     Revised EIA submitted for
INDIANS                       within 100 mile radius      casino space        Notes      Judge's final approval
                              (MI, IN, IL)                                               (expected as early as late
(NEW BUFFALO, MI)                                         3,000 slots                    2003)
                              Chicago, 75 miles
                                                          100 table games                Construction possible as
                              5 Indiana gaming                                           early as early 2004
                              river-boats ($1B rev), 30
                              mi.                                                        Anticipated opening of
                                                                                         casino approximately 12
                                                                                         months after casino
                                                                                         construction begins
----------------------------- --------------------------- ------------------- ---------- ----------------------------
SHINGLE SPRINGS BAND OF       8 million population        80,000 ft(2)        $17.5M     Seeking final approval
MIWOK INDIANS                 within 100 mile radius      casino space        Notes      (expected as early as
                              (CA)                                                       Q4-2003); litigation
(SHINGLE SPRINGS, CA)                                     2,000 slots                    process then expected to
                              Sacramento, 30 miles                                       follow
                                                          100 table games
                              Lake Tahoe, 65 miles                                       Construction possible as
                                                                                         early as Q1-2004
                              Proven gaming market
                              shown by Thunder Valley                                    Anticipated opening of
                              Casino success                                             casino approximately 12
                                                                                         months after casino
                                                                                         construction begins
----------------------------- --------------------------- ------------------- ---------- ----------------------------
JAMUL INDIAN VILLAGE          2 million population        75,000 ft(2)        $10.8M     Seeking approval of
                              within 25 mile radius and   casino space        Notes      land-in-trust as early as
(NORTH JAMUL, CA)             11 million within 100                                      Q1-2004 ; litigation
                              mile radius (CA)            2,000 slots                    process then expected to
                                                                                         follow
                              San Diego, 20 miles         80 table games
                                                                                         Construction possible as
                              Same gaming market as                                      early as Q4-2004 to Q1-2005
                              Viejas, Barona and Sycuan
                              casinos                                                    Anticipated opening of
                                                                                         casino approximately 12
                                                                                         months after casino
                                                                                         construction begins
----------------------------- --------------------------- ------------------- ---------- ----------------------------
NIPMUC NATION OF              Final location to be        (to be determined)  $4.2M      Seeking Federal
MASSACHUSETTS                 determined                                      Notes      recognition of Tribe.
                              (MA, CT, RI, NH)                                           If successful, proceed
(EAST COAST)                                                                             with land-in-trust process
                                                                                         and state compact
----------------------------- --------------------------- ------------------- ---------- ----------------------------



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Lakes Entertainment, Inc.               6                      Corporate Profile

LAKES - OTHER DEVELOPMENT PROJECTS

---------------------------------------- ------------------------ ------------------- ------------------------------
Development Project                       Activity                 Lakes Benefit       Status
---------------------------------------- ------------------------ ------------------- ------------------------------
WORLD POKER TOUR                         Signed contract with     80% ownership in    Aired its first 13-episode
                                         The Travel Channel for   the joint venture   season on the Travel
                                         second season, with 5                        Channel, Wed evenings.
                                         one-year options to
                                         review                                       Filming the second season
---------------------------------------- ------------------------ ------------------- ------------------------------
NEW TABLE GAMES                          Lakes has purchased      Future licensing    Continuing with in-casino
                                         options for the rights   revenue streams     testing phase.
                                         to license four new
                                         casino games                                 Revenues are anticipated to
                                                                                      start during 2004
---------------------------------------- ------------------------ ------------------- ------------------------------

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COMPANY                       By continuing to establish a new presence in
STRATEGY several emerging U.S. gaming markets, supplemented with complementary activities with the World Poker Tour and new gaming ventures, management believes that the outlook for the Company is increasingly bright. The Company goal is to maximize its strengths and experience in casino gaming to create long-term value for the Company and its shareholders. The key elements of the Lakes' strategy are briefly described below:

                              STAY THE COURSE
                              Due to the highly political and regulated nature of gaming in the United States, new casino projects have a lengthy development cycle. For those skilled at navigating all of the regulatory and approval processes, it also represents great potential rewards. Lakes' management believes the Company is very well-positioned to capture some of these rewards by continuing to focus on its core strengths in gaming development and casino management. As the Company's casino projects gain necessary approvals, complete construction and begin operations, loan repayments from the tribes will commence, and the Lakes' casino management contracts would be expected to generate significant revenues, cash flow and profits for the Company, its shareholders and other stakeholders.

                              MANAGE RISK AND PREPARE FOR NEXT PHASE
                              Lakes' management anticipates that the Company will continue to face a number of challenges. An important element of the Lakes strategy is to proactively manage the Company's exposure to risk. In the near-term, these risks are likely to include the ability to receive all of the necessary regulatory approvals, and successfully address the usual legal challenges. Once past these hurdles, the Company is poised to quickly begin construction so the casinos can be opened as soon as possible, and the proven Lakes casino management team can further execute its plan to deliver attractive operating results.

                              BUILD FOR THE FUTURE
                              As the Company continues to foster relationships within the Native American gaming community, it is expected to leverage its strengths and market presence to create a platform for new gaming-related business opportunities. As the Company successfully executes its focused growth strategy, there will likely be additional attractive, long-term opportunities.

                              The Company has outlined three key initiatives to support its business strategy and create long-term value for its shareholders:

                                   1.   REDUCING RISK AND UNCERTAINTIES: Risk
                                        cannot be completely eliminated, but
                                        Lakes' management continuously seeks
                                        ways to mitigate specific components of
                                        the Company's risk. For example,
                                        indemnification obligations and
                                        litigation, carried over from the
                                        Company's Grand Casinos days, previously cast a shadow on the Lakes risk profile but have now to a significant degree been resolved. On May 16, 2003,


--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               7                      Corporate Profile

                                        Lakes announced that it has satisfied
                                        all known material indemnification
                                        obligations to Grand Casinos, Inc. in
                                        connection with the 1998 Grand/PPE
                                        merger. This not only reduced the
                                        Company's risk exposure, but also freed
                                        up an additional $5.9 million in cash,
                                        released from the trust escrow account.
                                        In addition, the Company has
                                        significantly improved its cash position during the first half of 2003, providing the funding base for moving forward as projects are approved. The Company's main priority is to open the casinos under contract, as summarized in the chart on page five.

                                   2.   GROWING THE ASSET BASE: As a particular
                                        casino opens, loan repayment and
                                        revenues from the Company's management
                                        contracts would be expected to begin,
                                        which would significantly expand the
                                        Lakes' asset base and enable future
                                        expansion of the Company's strategy. As
                                        Lakes currently prepares to move into
                                        the construction and management phases
                                        of its business cycle, the Company has
                                        converted some of its existing assets
                                        into cash by, for example, by selling
                                        some of the Company's real estate
                                        holdings.

                                   3.   DIVERSIFICATION: In addition to its
                                        casino development projects, Lakes plans to continue to expand into other opportunities to diversify the Company's activities and bring in new revenue streams. A recent example is the World Poker Tour, a relatively low-risk / low-cost method of substantially increasing the Company's public profile, increasing revenue, and opening new doors for future projects and products. The Company's new table games division also leverages Lakes' core gaming expertise to generate new revenue streams in the future.

                           In summary, the Company believes it is now positioned exceptionally well-- to leverage its contracts and strengths in casino development and management, and expand its scope of opportunities in the emerging gaming marketplace.


--------------------------------------------------------------------------------

COMPANY                       One of the keys to Lakes' success lies in its
ASSETS AND                    strong financial base; the Company has funded its
STRONG CASH                   activities so far without taking on any debt. As
POSITION                      of the end of the most recent quarter (June 29,
                              2003), the Company had $168 million in assets, only $8 million in liabilities, and no debt. The
                              Company has built a large asset base to support the development and regulatory approval phase of its various casino projects and to fulfill the Company's financial obligation as the projects reach the operational stage.

                              As the Company prepares to move into the construction and management phases of its business cycle, some of these assets are being converted into cash. Additional cash is expected to be generated from the actual management of the casino operations (profit sharing) and the repayment to Lakes of notes receivable from the tribes once a casino opens, creating significant value for Lakes' shareholders. The major components of the Company's balance sheet assets include the following:

                                   o    CASH AND EQUIVALENTS: As of June 29,
                                        2003, the Company had $23.4 million of
                                        unrestricted cash and equivalents. By
                                        July 2, 2003, the Company's cash
                                        position increased substantially to
                                        approximately $40.0M as $16.0M in
                                        additional cash was received related to
                                        the sale of the Shark Club property.

                                   o    LAND HELD UNDER CONTRACT FOR SALE:
                                        Includes real estate previously sold by
                                        Lakes for which some of the cash has not yet been received. As of June 29, 2003, this consisted of the Travelodge property in Las Vegas as recorded on the balance sheet at an adjusted carrying value of approximately $4.8M. The Company's collateral is the property and lease rights which would revert back to Lakes in the event of default by the purchaser (Metroflag Polo, LLC).



--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               8                      Corporate Profile

                                   o    LAND HELD FOR DEVELOPMENT: On occasion,
                                        Lakes purchases parcels of land to be
                                        held for transfer to tribes for their
                                        future development and use. Currently
                                        the Company owns approximately $13.9M of land that is related to the Shingle Springs and Jamul projects.

                                   o    NOTES RECEIVABLE: Largely comprised of
                                        loans made to Indian tribes related to
                                        the Company's various gaming projects.
                                        These notes are typically paid back to
                                        Lakes in monthly installments with
                                        interest once a tribe's casino opens and distributable profits are available from its operation. If the casino project for which the loan is made does not open, Lakes would not be paid back. Specific terms of these notes vary by tribe, but are generally subject to certain distribution priorities and subordinated to other financial obligations of the tribes.

                                   o OTHER ASSETS: The Company's other assets currently include approximately $8 million in investments in unconsolidated affiliates reflecting Lakes' remaining interest in the Polo property, the Company office building of approximately $6 million, deferred tax assets of approximately $9 million, and a remaining net asset balance in various other assets and liabilities of approximately $3 million.


LAKES - SUMMARY OF ASSETS AND CASH POSITION

---------------------------- -------------------------------- ------------------------------ ---------------------------------
Lakes Balance Sheet                                            Asset Status                   Cash Position/Update
Asset                         Key Components                   as of June 29, 2003            as of July 1, 2003*
---------------------------- -------------------------------- ------------------------------ ---------------------------------
CASH AND EQUIVALENTS         Unrestricted Cash & Equivalents  $23.4M                         Increased substantially, as
                                                                                             approx. $16M in additional cash
                                                                                             was received since June 29 from
                                                                                             the sale of the Shark Club
                                                                                             property as detailed below:
---------------------------- -------------------------------- ------------------------------ ---------------------------------
                             Restricted                       $0
---------------------------- -------------------------------- ------------------------------ ---------------------------------
LAND HELD UNDER CONTRACT     Travelodge property in           $4.8M Land Held Under
FOR SALE                     Las Vegas sold for $3.5M plus    Contract; scheduled to close
Land previously sold by      $1.3M note receivable            by December 28, 2004
Lakes for which
payment has not
yet been received
---------------------------- -------------------------------- ------------------------------ ---------------------------------
LAND HELD FOR DEVELOPMENT    Shark Club land owned in         $15M in Land Held For          $15M cash received on
Land purchased by Lakes      Las Vegas, Nevada                Development                    July 1, 2003
for future development or
resale
---------------------------- -------------------------------- ------------------------------ ---------------------------------
                             Other property held for future   $14.4M in Land Held For
                             transfer to Indian tribes        Development
---------------------------- -------------------------------- ------------------------------ ---------------------------------
NOTES RECEIVABLE             Shark Club land in Las Vegas,    $1M Notes Receivable           $1M cash received on
Most of Lakes N/R are        Nevada                                                          July 1, 2003
loans made to tribes to
assist with the initial
casino development
process;  these notes are
typically paid back with
interest in monthly
installments after a
casino opens.
---------------------------- -------------------------------- ------------------------------ ---------------------------------
                             Pokagon Band                      $40.6M Notes Receivable
---------------------------- -------------------------------- ------------------------------ ---------------------------------
                             Jamul Band                        $10.8M Notes Receivable
---------------------------- -------------------------------- ------------------------------ ---------------------------------
                             Shingle Springs Band              $17.5M Notes Receivable
---------------------------- -------------------------------- ------------------------------ ---------------------------------
                             Nipmuc Nation                     $4.2M Notes Receivable
---------------------------- -------------------------------- ------------------------------ ---------------------------------
OTHER ASSETS                 Deferred Tax Assets              $9.2M
In addition to those
shown above
---------------------------- -------------------------------- ------------------------------ ---------------------------------
                             Property Equipment, net          $6.7M
---------------------------- -------------------------------- ------------------------------ ---------------------------------
                             Misc. assets not shown above     $20.3M
---------------------------- -------------------------------- ------------------------------ ---------------------------------

  * Note: the status as of July 1, 2003 shown above is derived from the Company's recent press releases and public filings with the SEC. You are encouraged to refer to the Company's SEC filings for more detailed information.



--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               9                      Corporate Profile

--------------------------------------------------------------------------------

INDIAN                     Indian gaming is one of the fastest-growing segments
GAMING                     of casino gambling in the United States. There are
MARKET                     currently more than 200 tribes operating
                           approximately 350 Indian gaming facilities in 30 U.S.
                           states, established under the U.S. Indian Gaming
                           Regulatory Act of 1988. According to a recent study, Indian gaming generated more than $12 billion in direct gaming revenue and an additional $1 billion in direct non-gaming revenue in 2001.1

                           Dr. Alan Meister, of the economics research and strategy firm InteCap, further concludes that Native American gaming and casinos not only benefit American Indian tribes, but also benefit the overall U.S. economy, contributing directly or indirectly over $32 billion to total U.S. economic output in 2001. Tribal casinos have created more than 490,000 gaming and non-gaming jobs, paying a total of $12.4 billion in annual wages nationwide.

                           In California and Michigan, the two key areas targeted in the near-term by Lakes, Indian gaming is very well developed and continues to flourish. California has by far the largest Indian gaming industry of any state, generating over $3.2 billion in both gaming and non-gaming revenues in 2001, or nearly a quarter of all Indian gaming revenue in the United States. Tribal gaming generated far more job growth for the year ending September 2002 than any private or public sector employer in California, according to the California State Employment Development Department. There were 46 Indian gaming facilities in 2001, with a total of more than 42,000 slot machines and 780 table games.

                           Michigan's Indian gaming industry is the third largest in America, with tribal casinos generating over $970 million in both gaming and non-gaming revenues in 2001. Indian gaming facilities in Michigan can offer all forms of class III gaming with the exception of sports wagering. Most of the casinos currently offer blackjack, poker, craps, roulette,
`                           bingo, keno, electronic gaming devices, and
                           pari-mutuel wagering. There were 18 Indian gaming facilities in 2001, with more than 15,700 electronic gaming devices and 300 table games.2


--------------------------------------------------------------------------------

WORLD                      As part of its diversification strategy, Lakes owns
POKER                      approximately 80% of World Poker Tour, LLC (WPT), a
TOUR                       joint venture with Steven Lipscomb, an award-winning
                           television creator and filmmaker. Interestingly,
                           Lakes founder and CEO, Lyle Berman, is one of the world's top poker players and was inducted into the Poker Hall of Fame in 2002.

                                                                         [PHOTO]

                           In March of 2003, the WPT signed an agreement with the Travel Channel, LLC to broadcast the first season of the WPT series. The Travel Channel is available in more than 70 million homes and is a service of Discovery Networks, U.S. WPT receives a series of fixed license payments from Travel Channel, subject to satisfaction of production milestones and other conditions. Revenue is recognized ratably as production milestones and other conditions are met. The license fees from this initial season covered substantially all of the incurred production costs.

                           WPT uses new technology and on-air graphics to let the TV viewer know what cards a player is holding. This adds a dramatic element to the game, as it draws television viewers into the minds of poker's most elite and colorful players. When a player moves "all-in" for example, the viewer will know whether or not he is bluffing. Varying camera angles and the ability to see hole cards, combined with expert commentary and a live audience, gives WPT poker the feel of a mainstream sporting event.



--------
1 Dr. Alan Meister, "The Economic Impact of Indian Gaming in the United States"
  (Report by InteCap, Inc., April 2002).
2 Ibid.


--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               10                     Corporate Profile

                           INITIAL RATINGS SUCCESS
                           With approximately 50 million poker players in the United States and more than 100 million worldwide, more people play poker than play golf, billiards, or tennis. Recently, poker has experienced a resurgence of interest in the U.S. partly due to the successful launch of the WPT. The WPT has become an instant hit and a ratings success for the Travel Channel with approximately 5 million viewers per week quickly becoming the highest-rated programming on the network so far in 2003. The show continued to capture new fans throughout its run, as well as captivating many of the nation's 50 million poker enthusiasts.

                           In 2003, WPT aired its first 13-episode season on the Travel Channel on Wednesday evenings. The first series culminated with a $25,000 buy-in championship at Las Vegas' Bellagio, which aired on June 25, 2003. More than 100 players battled for a prize pool of more than $2.6 million including a first place prize of more than $1.0 million.

                                                                         [PHOTO]

                           RENEWAL FOR 2004 SEASON
                           Based on the positive initial response and strong ratings, the Travel Channel and WPT have reached an agreement to provide a second season of WPT events that are expected to air in 2004, including granting to the Travel Channel 5 one-year renewal options. In addition to the payments from the Travel Channel, a number of other potential sources of revenue are being pursued by the WPT including, as example:

                                1.    Various forms of sponsorships
                                2.    Worldwide syndication
                                3.    Retail merchandise sales, including DVD's
                                4.    Brand licensing
                                5. Additional tournaments and made for Travel Channel specials

                           WPT represents very little risk to Lakes, and is expected to be accretive to the Company's earnings in 2004.

--------------------------------------------------------------------------------

COMPANY                    In January 2002, Lakes completed the purchase of its
OPERATIONS                 65,000 ft2 corporate office building, eliminating the
                           risk of a long-term lease commitment, and providing the Company with the facilities necessary to support the next phase of its business plan. The Lakes' headquarters currently occupies approximately 16,000 ft2 of space in this building, located in Minnetonka, Minnesota, a western suburb in the Minneapolis-St.
                           Paul metropolitan area, with the remaining space occupied by lease tenants.

                           The Company has assembled a strong team of gaming industry experts, well-versed in all aspects of casino development, construction and management, many of whom were involved with the success of Grand Casinos, Inc. The Lakes' team has individual specialists on staff that mirror each of the functional areas found in a casino, including the following:

                                o      GAMING OPERATIONS

                                o      CONSTRUCTION & DEVELOPMENT

                                o      FINANCE / ACCOUNTING

                                o      LEGAL / REGULATORY

                                o      SECURITY

                                o      SYSTEMS / IT

                                o      FOOD & BEVERAGE

                                o      RETAIL


--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               11                     Corporate Profile

                                o       MARKETING

                                o       HUMAN RESOURCES

                           This team represents a tremendously valuable asset that Lakes can use to its advantage now and in the future.


--------------------------------------------------------------------------------


MANAGEMENT                    LYLE BERMAN, (62)                 CHAIRMAN AND CEO
TEAM                          Lyle Berman, Chairman of the Board and Chief
                              Executive Officer of Lakes Entertainment, is well known as one of the early visionaries in the development of casinos outside of the traditional gaming markets of Las Vegas and Atlantic City. In
                              1990, Mr. Berman participated in the founding of Grand Casinos, Inc. Under the leadership and direction of Mr. Berman, Grand Casinos became a leader in the "emerging gaming" segment of the casino entertainment industry, and in less than five years opened eight casino resorts in four states. In 1995, Grand Casinos was named the Fastest Growing Company in America by Fortune magazine. In 1998, Grand Casinos' Mississippi assets were merged with the gaming division of Hilton Hotels Corporation to form Park Place
                              Entertainment Corporation, and Grand Casinos'
                              Indian casino management business was spun off into a new public company called Lakes Gaming, Inc., subsequently renamed Lakes Entertainment,
                              Inc. Mr. Berman is a graduate of the University of Minnesota with a degree in Business
                              Administration, and began his career with Berman
                              Buckskin, his family's leather business. When
                              Berman's was sold to W.R. Grace in 1979, he continued as President and CEO and led the company to become one of the country's largest retail leather chains, with over 200 stores nationwide.
                              Mr. Berman led a management buyout of Berman's in 1987, and in 1988, the company was sold to Melville Corporation and combined to form Wilsons
                              The Leather Experts. In 1996, Mr. Berman participated along with current Wilsons' management to buy back Wilsons from Melville
                              Corporation, and then took Wilsons public through an IPO in 1997. Mr. Berman also served as Chief
                              Executive Officer of Rainforest Cafe, Inc. from
                              1993 until December 2000. Mr. Berman was honored with the B'nai B'rith "Great American Traditions
                              Award" in 1995, received the "Gaming Executive of the Year" Award in 1996, and was inducted into the Poker Hall of Fame at Binion's Horseshoe in Las
                              Vegas in 2002.

                              TIMOTHY J. COPE, (52)            PRESIDENT AND CFO
                              Timothy Cope is the President, Chief Financial Officer and Director of Lakes Entertainment, Inc. and has been with the organization since the company was formed in December 1998. Prior to that time, Mr. Cope held the positions of Executive Vice President, Chief Financial Officer and Director of Grand Casinos, Inc., the company he joined in 1993. While at Grand Casinos, Mr. Cope was involved with the development, financing and management of eight different casino resorts. Mr. Cope has over twenty-five years of broad based gaming resort experience with such companies as Bally's Entertainment and MGM Grand, in various operational areas including table games, slots, keno, cage and credit, food and beverage, and hotels along with the finance and accounting areas. Mr. Cope is a licensed Certified Public Accountant in the state of Nevada and holds a Bachelor of Science Degree in Business Administration from the University of Nevada, Reno. In addition, Mr. Cope holds certificates in computer programming and industrial engineering. He has served as Treasurer and Chairman of the Board of what was then the Bally's Employees Federal Credit Union, President and Director of the Better Business Bureau of Northern Nevada and has worked with many service, church and non-profit organizations throughout the course of his career.

                              JOSEPH GALVIN, (63)                    COO AND EVP
                              Joseph Galvin has been the Company's Chief
                              Operating Officer since January 1999. Previously, Mr. Galvin served with Grand Casinos, as Chief Administrative Officer from November 1996 through December 1998, and prior thereto, Vice President of Security.

                              STEVEN LIPSCOMB (41) CEO OF WORLD POKER TOUR, LLC Steven Lipscomb is an award-winning producer/director of television and film, and the co-founder and CEO of the World Poker Tour, LLC. Mr. Lipscomb has extensive experience filming professional poker. In 1999, he produced and directed "On the Inside of The World



--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               12                     Corporate Profile

                           Series of Poker" for the Discovery channel. He also filmed the "2001 Tournament of Champions of Poker," before going on to create and executive produce "Cruisin' to a Million" for the Travel Channel, a program showcasing a million-dollar poker tournament on a cruise ship in the Mexican Riviera. Formerly an attorney with Gibson, Dunn, & Crutcher, Lipscomb received his B.A. with honors from Dartmouth College, where he was president of his class, and his J.D. from the University of Chicago, where he was a Greenberg Scholar. He sold his own attorney referral business to fund his first film.


--------------------------------------------------------------------------------

RECENT                     MARCH 10, 2003
COMPANY                    Lakes announced that World Poker Tour (WPT), a
DEVELOPMENTS               subsidiary company of Lakes, has signed an agreement
                           with the Travel Channel, L.L.C. (TRV), granting TRV the right to broadcast the first season of the World
                           Poker Tour series. Lyle Berman, Chairman, CEO and
                           President of Lakes, stated, "We are extremely excited about the WPT and the arrangement with the Travel
                           Channel. Combining the sport of poker which is played by over 50 million people throughout the United
                           States, with one of the most widely viewed cable channels will revolutionize poker in much the same way that "'Who Wants to be a Millionaire' revolutionized game shows." Berman continued, "the license arrangement with the TRV should cover substantially all of our anticipated first year production costs. We see this as a great opportunity to bring the game of poker to the television audience with relatively little financial risk to Lakes."
                           Under the agreement, TRV shall have the exclusive right, license, and privilege to exhibit, market, distribute, transmit, perform and otherwise exploit each of the first thirteen two-hour programs produced by WPT for an unlimited number of times over the next three years within the United States. WPT will receive a series of fixed license payments from TRV, subject in each case to satisfaction of production milestones and other conditions.

                           APRIL 7, 2003
                           Lakes announced that it has signed a Letter of Intent to sell the approximate 3.5 acre undeveloped Shark Club site which had been previously designated for development of the Chateau time share project with Diamond Resorts in Las Vegas, Nevada. Under the terms of the Letter of Intent, Lakes will sell the property to an entity to be managed and operated by Marriott Ownership Resorts, Inc. for a purchase price of $15.0 million in cash. In addition, Lakes will receive $1.0 million as repayment of a loan previously made to Chateau by Lakes. Also see July 1, 2003.

                           APRIL 13, 2003
                           Press Release- Feeling Flush: Hugely Successful World Poker Tour TV Series Features Richest Buy-In in Poker History. Hot off a sizzling debut that's been generating tremendous buzz and viewership, "World Poker Tour," a 13-week series on The Travel Channel, will film its championship event next week -- a tournament with a $25,000 buy-in per player, the richest in poker history. The Championship episode, which will air in June, is attracting poker's most elite and colorful pro players, but under the format created by the World Poker Tour (WPT), anyone with a cool $25,000 can claim a spot at the table. More than 50 players are already signed up and the estimated prize pool at the start of the tourney at Las Vegas' Bellagio is expected to be $2 million to $3 million.

                           MAY 14, 2003

                           Press Release- Lakes Entertainment, Inc. names Timothy J. Cope to take on President role. Mr. Cope, a gaming industry veteran, has been with Lakes since its inception as Executive Vice President, CFO and Director. He will continue on as CFO and Director along with his new responsibilities as President. Under the daily leadership of Mr. Cope, the Company is poised for the next phase of its business cycle. Mr. Cope stated, "I am very excited about this opportunity and I am committed to the success of Lakes including the successful completion and opening of our Native American-owned casino projects."


--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               13                     Corporate Profile

                           MAY 16, 2003
                           The Company announced that Lakes has satisfied all known material indemnification obligations to Grand Casinos, Inc. in connection with the 1998 merger of Grand Casinos into a subsidiary of Park Place Entertainment Corporation. As a result, on May 8, 2003 the trust account set up as security to support Lakes' indemnification obligations to Grand Casinos was terminated. Prior to the termination, approximately $2.3 million was paid out of the trust to Stratosphere in settlement of a claim in the Stratosphere bankruptcy case involving allegedly preferential payments. Following such payment, the remaining restricted funds of approximately $5.9 million including interest were released to Lakes and reclassified as unrestricted. Subsequent indemnification obligations to Grand Casinos, if any, would be paid directly by Lakes.

                           MAY 16, 2003
                           Lakes announced today the receipt of $16.6 million in cash related to the previously announced sale of the Polo Plaza property in Las Vegas, Nevada to Metroflag Polo, LLC. This payment represents the cash portion due at this time of the purchase price for the property.

                           Lyle Berman, Chairman and CEO of Lakes stated, "Although the Shark Club sale is not final, the increase in available cash of over $22 million plus another $16 million when the Shark Club sale is completed, provides Lakes additional resources to continue to support our Native American owned casino projects. Our book value of approximately $15.00 per share will include over $40.0 million in cash or approximately $4.00 per share after the potential Shark Club sale. Other than cash, our assets will be comprised mainly of notes receivable of approximately $71.0 million and land held for development of approximately $14.0 million, each related to our Indian gaming projects, approximately $8.0 million in investments in unconsolidated affiliates reflecting our remaining interest in the Polo property, approximately $5.0 million for land held for sale relating to the Travelodge parcel, deferred tax assets of approximately $11 million and a remaining net asset balance in various other assets and liabilities of approximately $10.0 million." Berman continued. "We remain focused on obtaining regulatory and development approvals related to these projects, and we are hopeful that construction on one or more of the projects will begin before the end of the year."

                           JULY 2, 2003
                           The Company announced that it completed the sale of its Shark Club property in Las Vegas, Nevada to an entity to be managed and operated by Marriott Ownership Resorts, Inc. As consideration for this sale, Lakes received $15.0 million in cash, plus $1.0 million as repayment of a loan previously made to Chateau by Lakes. Lyle Berman, Chairman and CEO of Lakes stated, "Now that the Shark Club sale is final, our book value of approximately $15.00 per share includes approximately $40.0 million in cash or approximately $4.00 per share." Berman continued, "The development and management of our casino projects remains our primary business focus. We are hopeful that construction on one or more of the projects will begin before the end of the year with the casino operations open for business approximately twelve months after construction begins."


                           The summary table below reflects the approximate book value of the company as discussed above (all amounts are approximations in millions except as noted):

                                    Cash                                         $  40
                                    Notes Receivable                                71
                                    Land Held for Development                       14
                                    Investments in Unconsolidated Affiliates         8
                                    Land Held for Sale                               5
                                    Deferred Tax Assets                             11
                                    Remaining Net Asset Balance                     10
                                                                                 -----
                                    Total Approximate Book Value                 $159M
                                    Total Shares Outstanding                     10.6M shares
                                    Approximate Book Value Per Share             $ 15 per share


--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               14                     Corporate Profile

                           JULY 24, 2003
                           The Company announced results for the second quarter ended June 29, 2003. Net earnings for the quarter were $0.8 million and basic and diluted earnings were $0.07 per share. This compares with a net loss of $7.2 million and basic and diluted losses of $0.67 per share for the quarter ended June 30, 2002. Revenue for the quarter totaled $3.0 million. No revenues were recognized during the prior year period. Revenues for the current year quarter were derived from license fees related to the 2003 World Poker Tour (WPT) series, which has now completed its first full season. Selling, general and administrative expenses decreased from $9.6 million for the three months ended June 30, 2002 to $1.7 million for the three months ended June 29, 2003. This decrease is primarily due to a second quarter 2002 impairment of $4.0 million relating to a note receivable from Living Benefits Financial Services, LLC, as well as a second quarter 2002 $3.0 million impairment charge taken on the Polo Plaza and Travelodge properties. The decrease is also due to the reversal of an unused Stratosphere litigation accrual of $3.2 million during the second quarter of 2003. The decrease was partially offset by an increase in costs incurred associated with World Poker Tour.

                           Lyle Berman, Chairman and CEO of Lakes, stated, "Our cash balance has increased significantly due to the completion of a number of transactions. During the second quarter of 2003 we received cash in the amount of $16.6 million related to the sale of the Polo Plaza property in Las Vegas, Nevada. Additionally, the trust account which was set up in 1998 as security to support Lakes' indemnification obligations to Grand Casinos was terminated. As a result of the termination of the trust account, Lakes received the remaining funds of approximately $5.9 million. During the third quarter, on July 1, 2003, the sale of the Shark Club property in Las Vegas, Nevada was completed for which Lakes received $15.0 million, plus $1.0 million as repayment of a loan previously made by Lakes. These receipts put Lakes in a position to continue funding development of our Native American-owned casino projects with a book value of approximately $15 per share which, including the Shark Club receipts, amounts to nearly $4.00 per share in cash. Our focus continues to be on the successful development of our Native American-owned casino projects and we are hopeful that construction on one or more of the projects can begin within the next six months."

                           AUGUST 2, 2003
                           The Company announced that World Poker Tour (WPT), a subsidiary company of Lakes, has signed an agreement with the Travel Channel, LLC (TRV), granting TRV the exclusive right to broadcast the second season of the World Poker Tour series within the United States. The new agreement also provides TRV with consecutive, exclusive options to broadcast five additional seasons of the program. Under the new agreement, WPT will receive a series of fixed license payments for the second season. These payments will commence in 2004 and are subject to satisfaction of production milestones and other conditions. WPT is also entitled to a portion of the revenues from other sources including international distribution, merchandising and certain sponsorships, and WPT is currently exploring these opportunities. Lakes anticipates that second season revenues from all sources will allow World Poker Tour to be profitable in 2004 and future years, thereby being incremental to Lakes' earnings and reducing financial risks associated with this venture. The agreement also provides TRV with consecutive, exclusive options to broadcast five additional seasons of the program within the United States.

                           Lyle Berman, Chairman and CEO of Lakes, stated, "The World Poker Tour developed a wide television audience and a tremendous following during its first exciting season. We are very pleased that an agreement with TRV has been reached for a second season and we look forward to thirteen more exciting episodes to be aired in 2004." Mr. Berman continued, "This new arrangement with the TRV along with the other potential revenue opportunities, puts the project in a position to be self-sufficient and profitable in future years. Therefore, we continue to look at the World Poker Tour as an excellent opportunity with relatively little financial risk to Lakes."

--------------------------------------------------------------------------------
Lakes Entertainment, Inc.               15                     Corporate Profile

     ---------------------------------------------------------------------------
     BALANCE SHEETS

     LAKES ENTERTAINMENT, INC. AND SUBSIDIARIES

     BALANCE SHEETS (IN THOUSANDS)

                                                                            AS OF               AS OF               AS OF
                                                                    JUNE 29, 2003        DEC 29, 2002        DEC 30, 2001
                                                                      (UNAUDITED)           (AUDITED)           (AUDITED)
                                                               -------------------  ------------------  ------------------
                                ASSETS
         CURRENT ASSETS:
           Cash and cash equivalents                                       23,354              14,106              42,638
           Short-term investments                                               -                   -               2,027
           Current installments of notes receivable                             -                   -                  67
           Related party receivables                                            -                   -               4,000
           Accounts receivable, net                                           948                 116               3,601
           Deferred tax asset                                               4,481               6,771               4,549
           Other current assets                                               741                 547               1,079

                                                               -------------------  ------------------  ------------------
         TOTAL CURRENT ASSETS                                              29,524              21,540              57,961

                                                               -------------------  ------------------  ------------------
         PROPERTY AND EQUIPMENT-NET                                         6,697               6,962               6,300

         OTHER ASSETS:
           Land held under contract for sale                                4,772              28,832              30,826
           Land held for development                                       29,382              27,791              24,965
           Notes receivable-less current installments                      75,595              70,955              53,201
           Cash and cash equivalents-restricted                                 -               8,300               9,175
           Investments in and notes from unconsolidated                     8,423               1,013                 839
             affiliates
           Deferred tax asset                                               4,707               3,835               3,870
           Other long-term assets                                           8,823               6,657               6,042

                                                               -------------------  ------------------  ------------------
         TOTAL OTHER ASSETS                                               131,702             147,383             128,918

                                                               -------------------  ------------------  ------------------
         TOTAL ASSETS                                                    $167,923            $175,885            $193,179
                                                               ===================  ==================  ==================


                 LIABILITIES AND SHAREHOLDERS' EQUITY
         CURRENT LIABILITIES:
           Accounts payable                                                    96                 226                 105
           Current maturities of long-term debt                                 -                   -               1,325
           Current installments of capital lease obligations                    -                   -                 123
           Income taxes payable                                             4,312               5,564               3,906
           Litigation and claims accrual                                      180               5,847               6,572
           Accrued payroll and related                                        418                 252                 671
           Other accrued expenses                                           2,944               3,486               2,670

                                                               -------------------  ------------------  ------------------
         TOTAL CURRENT LIABILITIES                                          7,950              15,375              15,372

         LONG-TERM LIABILITIES:
           Capital lease obligations-less current installments                  -                   -               5,591
           Other long-term liabilities                                          -                   -                 225

                                                               -------------------  ------------------  ------------------
         TOTAL LONG-TERM LIABILITIES                                                                                5,816

                                                               -------------------  ------------------  ------------------
         TOTAL LIABILITIES                                                  7,950              15,375              21,188

         COMMITMENTS AND CONTINGENCIES, SHAREHOLDERS' EQUITY:
           Capital stock, .01 par value; authorized 100,000
            shares;
             10,638 common shares issued and outstanding at
             June 29, 2003, December 29, 2002, and December                   106                 106                 106
               30, 2001
           Additional paid-in-capital                                     131,526             131,525             131,525
           Retained Earnings                                               28,341              28,879              40,420
           Accumulated other comprehensive loss                                 -                   -                (60)
                                                               -------------------  ------------------  ------------------

         TOTAL SHAREHOLDERS' EQUITY                                       159,973             160,510             171,991

                                                               -------------------  ------------------  ------------------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $167,923            $175,885            $193,179
                                                               ===================  ==================  ==================


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Lakes Entertainment, Inc.               16                     Corporate Profile

    ----------------------------------------------------------------------------
    CONSOLIDATED
    STATEMENT OF
    EARNINGS

    LAKES ENTERTAINMENT, INC. AND SUBSIDIARIES

    INCOME STATEMENT (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        6 MONTHS ENDED     12 MONTHS ENDED     12 MONTHS ENDED     12 MONTHS ENDED
                                                         JUNE 29, 2003        DEC 29, 2002        DEC 30, 2001        DEC 31, 2000
                                                           (UNAUDITED)           (AUDITED)           (AUDITED)           (AUDITED)
                                                      -----------------  ------------------  ------------------  ------------------
    Revenues:
      Management fee income                                          -               1,502              34,854              59,044
      License fee income                                         3,504                   -                   -                   -

                                                      -----------------  ------------------  ------------------  ------------------
              TOTAL REVENUES                                     3,504               1,502              34,854              59,044

    Costs and Expenses:
      Selling, general and administrative                        7,929               9,892               9,239               9,025
      Reversal of litigation and claims accrual                (3,212)                   -                   -                   -
      Impairment losses                                              -               8,000              25,410                   -
      Depreciation and amortization                                259                 481               1,329               2,910

                                                      -----------------  ------------------  ------------------  ------------------
              TOTAL COSTS AND EXPENSES                           4,976              18,373              35,978              11,935

    Earnings (loss) From Operations                            (1,472)            (16,871)             (1,124)              47,109

    Other Income (Expense):
      Interest income                                              551               1,424               1,983               5,878
      Interest expense                                               -                (90)               (170)                (97)
      Equity in loss of unconsolidated affiliates                (147)               (459)               (465)             (2,904)
      Loss on land held for development                              -                   -             (3,731)                   -
      Gain on sale of securities                                     -                   -                   -                  61
      Provision for litigation loss                                  -                   -                   -            (18,000)
      Write-down of investment in unconsolidated                     -                   -               (666)             (5,522)
        affiliates
      Other                                                        158                   -               (684)                   2

                                                      -----------------  ------------------  ------------------  ------------------
              TOTAL OTHER INCOME (EXPENSE), NET                    562                 875             (3,733)            (20,582)

    Earnings (loss) before income taxes                          (910)            (15,996)             (4,857)              26,527
    Provision (benefit) for income taxes                         (372)             (4,455)             (1,991)              12,068

                                                      -----------------  ------------------  ------------------  ------------------
    Net Earnings (Loss)                                          (538)            (11,541)             (2,866)              14,459
                                                      =================  ==================  ==================  ==================

    Basic Earnings (Loss) per Share                             (0.05)              (1.08)              (0.27)                1.36
                                                      =================  ==================  ==================  ==================

    Diluted Earnings (Loss) per Share                           (0.05)              (1.08)              (0.27)                1.36
                                                      =================  ==================  ==================  ==================

    Weighted Average Common Shares Outstanding                  10,638              10,638              10,638              10,635
    Dilutive Effect of Stock Compensation Programs                   -                   -                   -                   7
                                                      -----------------  ------------------  ------------------  ------------------

    Weighted Average Common and Diluted Shares
    Outstanding                                                 10,638              10,638              10,638              10,642
                                                      =================  ==================  ==================  ==================


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Lakes Entertainment, Inc.               17                     Corporate Profile

--------------------------------------------------------------------------------
IMPORTANT DISCLOSURES

(C)2003 Lakes Entertainment, Inc. All rights reserved.

No part of this material may be redistributed without the prior written consent of Lakes Entertainment, Inc. ("Lakes"). This Corporate Overview ("Overview") is solely to provide a general introduction to the Company and its business activities. This Overview does not constitute a complete statement of all material facts related to any company, industry or security mentioned herein. This Overview is neither an offer to sell nor the solicitation of an offer to buy any security in any jurisdiction where such an offer, solicitation or sale would be illegal prior to registration or qualification under the securities laws of such jurisdiction.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Overview (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management.

While Lakes has endeavored to contain information in this Overview that is accurate and relevant, and has obtained the information from sources believed to be reliable, Lakes does not guarantee the information as to its accuracy or completeness. The information in this Overview is subject to change without notice and may be updated from time to time.











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Lakes Entertainment, Inc.               18                     Corporate Profile